                                                                      EXHIBIT 11

                        COMPUTATION OF BASIC AND DILUTED
                               EARNINGS PER SHARE
                                  (UNAUDITED)

                                                                                 For Three Months Ended
                                                                        ------------------------------------
                                                                          June 30, 2003      June 30, 2002
                                                                        ----------------    ----------------
Number of shares on which basic earnings per share is calculated:

Average outstanding during period                                          1,729,821,815       1,705,008,710

Add - Incremental shares under stock compensation plans                       29,145,210          23,277,047

Add - Incremental shares associated with convertible notes                     4,764,543                   -

Add- Incremental shares associated with contingently issuable
   shares                                                                              -           2,134,332
                                                                        ----------------    ----------------
Number of shares on which diluted earnings per share is
   calculated                                                              1,763,731,568       1,730,420,089
                                                                        ================    ================

Income from continuing operations applicable to common
   shareholders (millions)                                              $          1,725    $            445

Less - net income applicable to contingently issuable shares
   (millions)                                                                          -                   8
                                                                        ----------------    ----------------

Income from continuing operations on which basic and diluted
   earnings per share is calculated (millions)                                     1,725                 437

Income from discontinued operations on which basic and diluted
   earnings per share is calculated (millions)                                       (20)               (389)
                                                                        ----------------    ----------------

Net income from total operations on which basic and diluted
   earnings per share is calculated (millions)                          $          1,705    $             48
                                                                        ================    ================

                        COMPUTATION OF BASIC AND DILUTED
                        EARNINGS PER SHARE - (CONTINUED)
                                   (UNAUDITED)

                                                      For Three Months Ended
                                                  ----------------------------------
                                                  June 30, 2003       June 30, 2002
                                                  -------------       -------------
Earnings per share of common stock:

 From continuing operations
   Assuming dilution                              $         0.98      $         0.25
   Basic                                          $         1.00      $         0.26
 From discontinued operations
   Assuming dilution                              $        (0.01)     $        (0.22)
   Basic                                          $        (0.01)     $        (0.23)

 From total operations
   Assuming dilution                              $         0.97      $         0.03
   Basic                                          $         0.99      $         0.03

Stock options to purchase 127,083,620 shares and 128,528,851 shares were outstanding as of June 30, 2003 and 2002, respectively, but were not included in the computation of diluted earnings per share because the options' exercise price during the respective periods was greater than the average market price of the common shares and, therefore, the effect would have been antidilutive. In addition, 765,581 restricted stock units as of June 30, 2003 relating to the company's Long-Term Performance Plan were not included in the computation of diluted earnings per share as their effect would have been antidilutive.

                        COMPUTATION OF BASIC AND DILUTED
                        EARNINGS PER SHARE - (CONTINUED)
                                  (UNAUDITED)

                                                                                                 For Six Months Ended
                                                                                         -----------------------------------
                                                                                          June 30, 2003        June 30, 2002
                                                                                         ---------------       --------------
Number of shares on which basic earnings per share is calculated:

Average outstanding during period                                                          1,727,580,179        1,711,710,401

Add - Incremental shares under stock compensation plans                                       28,428,256           27,637,878

Add - Incremental shares associated with convertible notes                                     4,764,543                    -

Add - Incremental shares associated with contingently issuable shares                            339,588            2,342,016
                                                                                         ---------------       --------------

Number of shares on which diluted earnings per share is calculated                         1,761,112,566        1,741,690,295
                                                                                         ===============       ==============

Income from continuing operations applicable to common shareholders (millions)           $         3,112       $        1,729

Less/(add) - net income applicable to contingently issuable shares (millions)                          -                   14
                                                                                         ---------------       --------------

Income from continuing operations on which basic and diluted earnings per share is
   calculated (millions)                                                                           3,112                1,715

Income from discontinued operations on which basic and diluted earnings per share
   is calculated (millions)                                                                          (23)                (481)
                                                                                         ---------------       --------------

Net income from total operations on which basic and diluted earnings per share is
   calculated (millions)                                                                 $         3,089       $        1,234
                                                                                         ===============       ==============

                        COMPUTATION OF BASIC AND DILUTED
                        EARNINGS PER SHARE - (CONTINUED)
                                   (UNAUDITED)

                                               For Six Months Ended
                                        --------------------------------

                                          June 30, 2003    June 30, 2002
                                          -------------    -------------
Earnings per share of common stock:

 From continuing operations
  Assuming dilution                       $        1.77    $        0.98
  Basic                                   $        1.80    $        1.01
 From discontinued operations
  Assuming dilution                       $       (0.01)   $       (0.28)
  Basic                                   $       (0.01)   $       (0.28)
 From total operations
  Assuming dilution                       $        1.75*   $        0.71*
  Basic                                   $        1.79    $        0.73

* Does not total due to rounding.

   Stock options to purchase 127,617,004 shares and 91,804,670 shares were outstanding as of June 30, 2003 and 2002, respectively, but were not included in the computation of diluted earnings per share because the options' exercise price during the respective periods was greater than the average market price of the common shares, and therefore, the effect would have been antidilutive.